SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           BENCHMARK ELECTRONICS, INC.
                (Name of Registrant as Specified in its Charter)

      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                           BENCHMARK ELECTRONICS, INC.

                              3000 TECHNOLOGY DRIVE
                              ANGLETON, TEXAS 77515

                NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 19, 1998

Shareholders of Benchmark Electronics, Inc.:

      The 1998 Annual Meeting of Shareholders of Benchmark Electronics, Inc. ("Company") will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on Tuesday, May 19, 1998, beginning at 10:00 a.m. (local time), for the following purposes:

            1. to elect seven directors to serve on the Board of Directors until the 1999 annual meeting of shareholders and until their successors are duly elected and qualified;

            2. to approve an amendment to the Company's 1990 Stock Option Plan to increase the number of shares of Common Stock of the Company subject thereto by 1,000,000;

            3. to consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the year ending December 31, 1998; and

            4. to transact such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on April 8, 1998, are entitled to notice of and to vote at the meeting and any adjournment thereof.

      You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                    By order of the Board of Directors,


                                    Lenora A. Gurton
                                    Secretary

Angleton, Texas
April 20, 1998

                             YOUR VOTE IS IMPORTANT.

      TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

                           BENCHMARK ELECTRONICS, INC.
                              3000 TECHNOLOGY DRIVE
                              ANGLETON, TEXAS 77515
                                 (409) 849-6550

                                 APRIL 20, 1998

                            ------------------------

                                 PROXY STATEMENT
                                       FOR
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 19, 1998

                            ------------------------

                                  INTRODUCTION

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Benchmark Electronics, Inc. ("Company") for use at the 1998 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 19, 1998, beginning at 10:00 a.m. (local time), and any adjournment thereof ("Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice. This Proxy Statement, the Notice and the enclosed form of proxy will be sent to shareholders on or about April 20, 1998.

PROXIES

      If any proxy in the enclosed form is properly executed and is received by the Company before or at the Meeting, the shares represented thereby will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 1999 annual meeting of shareholders and until their successors are duly elected and qualified, FOR approval of the proposal to amend the Company's 1990 Stock Option Plan to increase the number of shares of Common Stock subject thereto by 1,000,000, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the year ending December 31, 1998. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies. Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted and will be deemed revoked by voting in person at the Meeting.

VOTING SECURITIES

      Shareholders of record at the close of business on April 8, 1998 are entitled to notice of and to vote at the Meeting. As of April 8, 1998, there were 11,576,768 shares of common stock, $0.10 par value per share ("Common Stock"), issued, outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Meeting.

QUORUM AND OTHER MATTERS

      The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees which are voted on at least one matter coming before the Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters.

      The Company's Restated Articles of Incorporation provide that directors will be elected by, and all other matters to come before the Meeting require the approval of, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or represented by proxy, at the Meeting. Therefore, an abstention, a non-vote or a withholding of authority to vote with respect to a proposal relating to the election of directors, the proposed amendment to the Company's 1990 Stock Option Plan or other matters to come before the meeting will have the effect of a vote against such proposal.

      An Inspector of Election appointed by the Company will tabulate votes at the Meeting.

      The Board of Directors is not aware of any matters that are expected to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

      The following table sets forth certain information with respect to each nominee for election as a director of the Company. The information as to age, principal occupation, shares of Common Stock beneficially owned, and directorships has been furnished by each such nominee. Unless otherwise noted, each nominee possesses sole voting and dispositive power with respect to the shares of Common Stock listed, subject to community property laws.

                                                                                           SHARES OF
                                                                                          COMMON STOCK              OUTSTANDING
                                                                                          BENEFICIALLY               SHARES OF
    NAME                       AGE              PRINCIPAL OCCUPATION                         OWNED                  COMMON STOCK
--------------                ----         ------------------------------------------     ------------              ------------
John C. Custer                 67          Retired                                             41,960(1)                       (2)

Donald E. Nigbor               50          President of the Company                           297,632(3)                    2.6%

Steven A. Barton               49          Executive Vice President of the Company             48,770(4)                       (2)

Cary T. Fu                     49          Executive Vice President of the Company            318,010(3)                    2.7%

Peter G. Dorflinger            46          President and Chief Operating                       44,000(5)                       (2)
                                           Officer, Physicians Resource
                                           Group, Inc.

Gerald W. Bodzy                46          Senior Vice President and                           41,200(6)                       (2)
                                           Managing Director of
                                           Stephens Inc.

David H. Arnold                60          President and Chairman of the Board of             486,364(7)                    4.2%
                                           DCM Tech, Inc.

------------------------

(1) Includes 7,400 shares owned by Mr. Custer's wife, and 34,560 shares that may be acquired upon the exercise of options that are currently exercisable.

(2)    Less than 1%.

(3) Includes 136,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(4) Includes 43,600 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(5) Includes 42,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(6) Includes (i) 3,200 shares of Common Stock held by Mr. Bodzy as custodian for his children under the Uniform Gifts to Minors Act, as to which shares of Common Stock Mr. Bodzy expressly disclaims beneficial ownership, and (ii) 24,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(7) Includes 11,288 shares of Common Stock held by Mr. Arnold's wife, 2,726 shares held for Mr. Arnold's benefit in the Company's 401(k) Employee Savings Plan and 12,000 shares that may be acquired upon the exercise of options that are currently exercisable.

  Mr. Custer has been Chairman of the Board of Directors of the Company since 1988 and a member of the Compensation Committee of the Board of Directors since 1990. Mr. Custer was employed by Mason & Hanger Corporation ("Mason & Hanger"), a technical services contracting and engineering firm, from 1951 until his retirement in February 1996. Mr. Custer became a member of the board of directors of Mason & Hanger in 1983, serving as Chairman of the Board of Mason & Hanger from 1994 until his retirement, and served in various other management and operations positions prior to 1994.

  Mr. Nigbor has been a director and President of the Company since 1986 and was its General Manager from 1984 to 1990. Before joining the Company, he was employed by Intermedics, Inc. ("Intermedics"), a medical implant manufacturer, serving as a Manufacturing Analyst for its Pacemaker division from 1980 to 1984. Mr. Nigbor holds B.S. and M.S. degrees in engineering from Rensselaer Polytechnic Institute and received an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

  Mr. Barton has been a director and Executive Vice President of the Company since 1990. He served as Executive Vice President -- Marketing and Sales of the Company from 1990 to April 1992. Since June 1, 1993 he has worked part-time for the Company for personal reasons. He also has served the Company as Executive Vice President from 1988 to 1990, a director and Vice President from 1986 to 1988, and President from 1979 to 1983. From 1977 to 1986, Mr. Barton was employed by Intermedics in various management positions. Mr. Barton holds B.S. and M.S. degrees in electrical engineering from the University of South Florida and received an M.B.A. from the Harvard Business School.

  Mr. Fu has been a director and Executive Vice President of the Company since 1990. He served as Executive Vice President -- Financial Administration of the Company from 1990 to April 1992. He also has served the Company as Treasurer from 1986 to January 1996, Secretary from 1990 to January 1996, a director and Secretary from 1986 to 1988 and Assistant Secretary from 1988 to 1990. From 1983 to 1986, Mr. Fu was employed by Intermedics as Controller of the Company and another subsidiary. Mr. Fu holds an M.S. degree in accounting from the University of Houston and is a certified public accountant.

  Mr. Dorflinger has been a director of the Company and a member of the Audit Committee and Compensation Committee of the Board of Directors since 1990. He is currently President and Chief Operating Officer of Physicians Resource Group, Inc., a physicians practice management company, a position he has held since January 1998. From January 1997 through January 1998, he served as Vice President and General Counsel of Advanced Medical Instruments, Inc., a manufacturer of medical monitoring equipment. From March 1987 through October 1996, he served as Vice President, General Counsel and Secretary of Intermedics. From June 1990 through October 1996, he served as Group Vice President and General Counsel of SULZERmedica, a division of Sulzer Limited of Switzerland, composed of eight operating medical device companies in Europe and the United States. Mr. Dorflinger received a J.D. degree from the University of Houston and also is a director of Maxxim Medical, Inc., a medical products manufacturer and supplier.

  Mr. Bodzy has been a director of the Company since September 1994 and has been a member of the Audit Committee since March 1995. He has been employed since 1990 by Stephens Inc., serving as Senior Vice President and Managing Director. From 1979 to 1990, Mr. Bodzy was employed by Smith Barney, Inc., as an investment banker, serving as Managing Director from 1986 to 1990.

  Mr. Arnold became a director of the Company in 1996 pursuant to the terms of the agreement relating to the Company's acquisition of EMD Technologies, Inc. ("EMD") in July 1996. Mr. Arnold has been a member of the Audit Committee since 1997. Mr. Arnold was a co-founder of EMD and served as a director and officer of EMD from 1974 until its acquisition by the Company. Mr. Arnold is currently President and Chairman of the Board of DCM Tech, Inc., a privately-held manufacturer of machine tools. Mr. Arnold earned a B. S. degree in mechanical engineering from Iowa State University and an M.S. degree in mechanical engineering from the University of Michigan. He also serves as a director of Town and Country State Bank in Winona, Minnesota. The agreement relating to the acquisition of EMD by the Company requires the Company to include either Mr. Arnold or Mr. Daniel M. Rukavina (or an acceptable person designated by them) on its recommended slate of nominees for election to the Company's Board of Directors for so long as Mr. Arnold and Mr. Rukavina own beneficially in the aggregate at least 10% of the outstanding shares of Common Stock.

  The officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

ELECTION PROCEDURES; TERM

  The directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting. Unless the authority to vote for the election of directors is withheld as to any or all of the nominees, all shares of Common Stock represented by proxy will be voted for the election of the nominees. If the authority to vote for the election of directors is withheld as to any but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted for the election of the nominees as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director.

  Any vacancy on the Board of Directors occurring after the election may be filled (1) by election at any annual or special meeting of the shareholders called for that purpose, or (2) by a majority of the remaining directors though less than a quorum of the Board of Directors, provided that the remaining directors may not fill more than two such director vacancies during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

  All directors will be elected to serve until the 1999 annual meeting of shareholders and until their successors are duly elected and qualified.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

OPERATION OF BOARD OF DIRECTORS

  The directors are elected annually by the shareholders and hold office until their successors are elected and qualified. The Amended and Restated Bylaws of the Company provide for a Board of Directors consisting of seven members. The Board of Directors held eight meetings during 1997.

  The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or any committee performing a similar function.

  The members of the Audit Committee are Messrs. Dorflinger, Bodzy and Arnold. The functions of the Audit Committee are to recommend to the Board of Directors the retention or discharge of the Company's independent auditors; review and approve the engagement of the independent auditors to conduct an audit of the Company and related matters including the scope, extent and procedures of the audit and the fees to be paid therefor; review, in consultation with the independent auditors, the audit results and their proposed opinion letter or audit report and any related management letter; review and approve the audited financial statements of the Company; consult with the independent auditors and management of the Company, together or separately, on the adequacy of internal accounting controls and review the results thereof; review the independence of the independent auditors; review and approve the engagement of the independent auditors for non-audit services; direct and supervise investigations into matters within the scope of the Audit Committee's duties; and perform such other functions as may be necessary or appropriate in the efficient discharge of its duties. The Audit Committee held one meeting during 1997.

  The members of the Compensation Committee are Messrs. Custer and Dorflinger. The functions of the Compensation Committee are to recommend to the Board of Directors the compensation of the President of the Company; determine the compensation of the other executive officers of the Company; administer the Company's employee benefit plans ("plans"), including, without limitation, determining the terms and conditions of the benefits and the recipients thereof in accordance with the plans; review the plans and advise the Board of Directors regarding the results thereof; and perform such other functions as may be necessary or appropriate in the efficient discharge of its duties. The Compensation Committee held four meetings during 1997.

                 EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

  The following table summarizes the compensation paid by the Company for the three fiscal years ended December 31, 1997, to its Chief Executive Officer and the other executive officers of the Company whose salary and bonus received from the Company for services rendered during the fiscal year ended December 31, 1997, exceeded $100,000.


                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                    ANNUAL COMPENSATION                       -----------
                                         -------------------------------------------------     SECURITIES
          NAME AND                                                          OTHER ANNUAL       UNDERLYING           ALL OTHER
     PRINCIPAL POSITION        YEAR      SALARY($)       BONUS($)(1)       COMPENSATION($)     OPTIONS (#)     COMPENSATION($)(2)
     ------------------        ----      ---------       -----------       ---------------     -----------     ------------------
Donald E. Nigbor.............  1997       $ 191,500        $75,000               -0-            100,000           $     5,008
   President and Chief         1996         153,231         97,625(3)            -0-             25,000                 5,259
      Executive Officer        1995         136,289            -0-               -0-             15,000                 5,843

Cary T. Fu...................  1997         191,500         75,000               -0-            100,000                 5,198
   Executive Vice              1996         153,231         97,625(3)            -0-             25,000                 5,893
      President                1995         136,289            -0-               -0-             15,000                 5,843

---------------------------

(1) The amounts shown in this column reflect cash bonuses paid to Messrs. Nigbor and Fu pursuant to the Company's incentive bonus plans discussed below under the caption "Executive Compensation and Other Matters -- Board Compensation Committee Report on Executive
      Compensation -- Cash Bonus."

(2) For fiscal year ended December 31, 1997, the All Other Compensation Column includes (a) $4,750 and $4,940 paid by the Company pursuant to the Company's Qualified 401(k) Employee Savings Plan ("Savings Plan") to each of Messrs. Nigbor and Fu, respectively, and (b) payments by the Company of premiums of $258 for term life insurance on behalf of each of Messrs. Nigbor and Fu. Under the Savings Plan the Company is obligated to make matching contributions to the Savings Plan in an amount equal to 50% of each participant's elective contributions, to the extent that such elective contributions do not exceed 6% of such participant's compensation. The Company also may make discretionary contributions to the Savings Plan based on each participant's compensation compared to the total compensation of all participants.

(3) Of this amount, $50,000 was accrued as of December 31, 1996 under the Company's Incentive Bonus Plan in recognition of the Company's financial performance during 1996. The remaining $47,625 was accrued and paid during 1996 under the Incentive Bonus Plan as a deferred bonus for the Company's financial performance during 1995 and the first quarter of 1996. Because of the decision of several customers during 1995 to extend delivery dates into 1996, the Compensation Committee elected not to pay or accrue any bonuses during 1995 for performance in that year. After the end of the first quarter of 1996, the Compensation Committee determined to accrue $47,625 in bonus for the fifteen month period ended March 31, 1996. See "--Board Compensation Committee Report on Executive Compensation."

OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides certain information concerning options to purchase Common Stock granted during the fiscal year ended December 31, 1997 to the two executive officers named in the Summary Compensation Table.

                                                                                       POTENTIAL REALIZED
                                                                                        VALUE AT ASSUMED
                            NUMBER OF     PERCENT OF                                  ANNUAL RATES OF STOCK
                            SECURITIES   TOTAL OPTIONS      PER                         PRICE APPRECIATION
                            UNDERLYING    GRANTED TO       SHARE                         FOR OPTION TERM
                             OPTIONS      EMPLOYEES       EXERCISE     EXPIRATION    ------------------------
                NAME        GRANTED(1)     IN 1996         PRICE          DATE           5%            10%
-------------------------   ----------    ----------     ----------    ----------    ----------    ----------
Donald E. Nigbor ........       40,000         24.88%    $    15.32    05/14/2007    $  385,198    $  976,167
                                60,000         24.88%    $    26.50    07/30/2007    $1,014,092    $2,569,909

Cary T. Fu ..............       40,000         24.88%    $    15.32    05/14/2007    $  385,198    $  976,167
                                60,000         24.88%    $    26.50    07/30/2007    $1,014,092    $2,569,909

----------------

(1) Each option granted and reported in this table vests over a five year period, with 20% of the shares becoming exercisable at the end of each of the second, third and fourth years following the date of grant and the entire option becoming exercisable at the end of the fifth year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

   The following table provides certain information concerning exercises of options to purchase Common Stock during the fiscal year ended December 31, 1997 by the two executive officers named in the Summary Compensation Table and the value of such officers' unexercised options at December 31, 1997.

                                                                     NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                   SHARES                         OPTIONS AT FISCAL YEAR-END            AT FISCAL YEAR-END
                                ACQUIRED ON        VALUE         ----------------------------     -------------------------------
       NAME                       EXERCISE        REALIZED       EXERCISABLE    UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
--------------------------      -----------       --------       -----------    -------------     -----------       -------------
Donald E. Nigbor .........         20,000         $410,000         136,000         174,000         $1,690,150         $700,775

Cary T. Fu ...............         20,000          422,500         136,000         174,000          1,690,150          700,775

------------------------------

COMPENSATION OF NONEMPLOYEE DIRECTORS

  The Company pays its nonemployee directors an annual fee of $5,000 and a fee of $500 for each meeting of the Board of Directors or any committee thereof attended in person. The Company also reimburses its nonemployee directors for their reasonable travel expenses in attending such meetings.

  In December 1994, the Board of Directors of the Company adopted the Benchmark Electronics, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan") for the benefit of members of the Board of Directors of the Company or its Affiliates who are not employees of the Company or its Affiliates (as defined in the 1994 Plan). After giving effect to the Company's stock split during 1997, the aggregate number of shares of Common Stock for which options may be granted under the Plan is now 200,000. The purpose of the 1994 Plan is to encourage ownership of the Company's Common Stock by eligible non-employee directors of the Company, to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company and to further strengthen the identification of directors with the shareholders of the Company. The 1994 Plan terminates 10 years from the date of its adoption and no further options may be granted thereafter pursuant to the 1994 Plan.

  Under the terms of the 1994 Plan, each member of the Board of Directors of the Company or its Affiliates who was not an employee of the Company or any of its Affiliates on the date of the grant (a "Non-Employee Director") will receive a grant of an option to purchase 3,000 shares of the Company's Common Stock upon the date of his election or re-election to the Board of Directors. Additionally, any Non-Employee Director who was a director on the date the Board of Directors adopted the 1994 Plan received (a) an option to purchase 6,000 shares of Common Stock for the fiscal year in which the 1994 Plan was adopted by the Board of Directors and (b) an option to purchase shares of Common Stock in amount equal to (i) 6,000, multiplied by (ii) the number of consecutive fiscal years, immediately preceding the fiscal year during which the 1994 Plan was adopted, that the individual served as a director of the Company, provided that the number under clause (ii) shall not exceed three (3).

  Upon their election as directors in May 1997, each of Messrs. Custer, Dorflinger, Bodzy and Arnold received a grant under the 1994 Plan of an option to purchase 3,000 shares of Common Stock with an exercise price of $32.64, which was the market price of the Common Stock on the date of the grant. After giving effect to a subsequent stock split, each of these options now represents the right to purchase 6,000 shares of Common Stock at $16.32 per share.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATIONa

  The Company's executive compensation program is administered by the Compensation Committee, a committee of the Board of Directors composed of non-employee directors listed below this report. The Compensation Committee is responsible for recommending to the full Board of Directors compensation of the President of the Company, determining the compensation of the other executive officers of the Company, and administering the Company's employee benefit plans. None of the members of the Compensation Committee have any interlocking or other relationships with the Company that would call into question their independence as Compensation Committee members.

  COMPENSATION POLICIES AND PROGRAMS. The Compensation Committee believes that the goals of the executive compensation program should be to align executive compensation with the Company's long-term business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee believes that the best way to achieve these goals is by aligning the financial interests of the Company's executive officers closely to the interests of the Company's shareholders through a combination of annual cash incentives and stock options, while providing the executive officers with base salary compensation at levels that are competitive with, but which do not exceed, prevailing standards. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. The

---------------------
  (a) Notwithstanding Securities and Exchange Commission ("SEC") filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Board Compensation Committee Report on Executive Compensation shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

Company's executive compensation program is based on three elements, each of which is determined in part by corporate performance:

  o     Base salary compensation
  o     Annual incentive compensation
  o     Stock-based incentive compensation

Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including the relationship between the Company's net income and sales. The Compensation Committee believes that total executive compensation opportunities are competitive and at the median with those offered by employers in the peer group of companies with which the Company compares its performance in the Performance Graph following this report ("Peer Group"), but with less emphasis on base salary compensation than such other employers. The Peer Group does not include other companies (e.g., CMC Industries, Inc., Jabil Circuit, Inc. and Plexus Corp.) whose executive compensation structures the Compensation Committee also reviewed. Such companies are in the electronics industry. However, either they are not direct competitors with the Company or have been publicly traded companies for too short a period of time for performance comparisons with them to be meaningful.

  CASH BASE SALARY. Until August 1993, the Company had identical employment agreements with each of its executive officers, including its chief executive officer. The agreements provided for annual base salaries, subject to adjustment for subsequent twelve-month periods as determined by the Compensation Committee, based on its review of base salaries provided to executive officers of other employers in the Company's industry and certain corporate performance factors such as the Company's net income and sales and historical salary progression. Since August 1993, the Company has not had employment agreements with its executive officers. In August 1997, the Compensation Committee determined that the Company's executive officers named in the Summary Compensation Table should receive a salary increase from $165,000 to $230,000, based on the Company's net income and sales during the year ended December 31, 1996.

  CASH BONUS. Effective May 6, 1992, the Company adopted an Incentive Bonus Plan ("Bonus Plan") for the benefit of its employees, including executive officers. The Bonus Plan is administered by the Compensation Committee. The total amount of cash bonus awards to be made under the Bonus Plan for any plan year depends primarily on the Company's sales and net income for such year.

  For any plan year, the Company's sales and net income must meet or exceed, or in combination with other factors satisfy, levels targeted by the Company in its business plan, as established at the beginning of each fiscal year, for any bonus awards to be made. Aggregate bonus awards to all participants under the Bonus Plan may not exceed 7% of the Company's net income. Subject to the foregoing guidelines, the Compensation Committee has the authority to determine the total amount of bonus awards, if any, to be made to the eligible employees for any plan year based on its evaluation of the Company's financial condition and results of operations, the Company's business and prospects, and such other criteria as it may determine to be relevant or appropriate. The Compensation Committee has the authority to determine the specific amounts of bonus awards to be made to the Company's executive officers and other key employees based on its evaluation of each such employee's position, performance, service and such other criteria as it may determine to be relevant or appropriate.

  In 1997, the Company's sales and net income exceeded the $310 million and $13.7 million levels targeted by the Company in its 1997 business plan. Accordingly, the Compensation Committee in February 1998 awarded an aggregate of $520,000 in cash bonuses under the Bonus Plan to eligible employees, including $75,000 to each of Messrs. Nigbor and Fu.

  STOCK OPTION PLAN. The Compensation Committee believes its stock options are critical in motivating the long-term creation of shareholder value because options focus executive attention on stock price as the primary measure of performance. In 1990, the Company adopted and its shareholders approved a Stock Option Plan for the benefit of its employees, including executive officers. The Stock Option Plan is administered by the Compensation Committee. The purpose of the Stock Option Plan is to encourage ownership of Common Stock by eligible employees, including executive officers, to provide increased incentive for such employees to render services and to exert maximum effort for the business success of the Company and to strengthen identification of such employees with the shareholders for the purpose of maximizing shareholder value. The Stock Option Plan also utilizes vesting periods to encourage its executive officers and eligible employees to continue in the employ of the Company. Stock option grants made to the Chief Executive Officer and other executive officers in 1997 were made in part because of the Company's outstanding performance during 1997. Stock option grants to the Company's Chief Executive Officer and other executive officers are not made automatically each year and are not considered to be a part of normal annual compensation. The amount and terms of options already held by an executive officer generally are not significant factors in the Compensation Committee's determination of whether and how many options should be granted to the executive officer.

  Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Accordingly, these stock options are tied to the future performance of the Company's Common Stock and provide value to the recipient only when the price of the Company's Common Stock increases above the option grant price.

                          SUBMITTED BY THE COMPENSATION COMMITTEE OF
                          THE COMPANY'S BOARD OF DIRECTORS.

                           John C. Custer     Peter G. Dorflinger

PERFORMANCE GRAPH

  The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for the five-year period commencing December 31, 1992 and ending December 31, 1997, with the cumulative total return of the Standard & Poor's Stock Index (which does not include the Company) and a peer group of companies, which is composed of Solectron Corporation, SCI Systems, Inc., DII Group Inc. and IEC Electronics Corp. (the "Peer Group"). Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on December 31, 1992 in the Company's Common Stock, S&P 500 Index and Peer Group.


             COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
           BENCHMARK ELECTRONICS, S&P 500 AND A PEER GROUP INDEX


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                        Dec-92     Dec-93    Dec-94   Dec-95    Dec-96    Dec-97
                       -------    -------   -------  -------   -------   -------
Benchmark Electronics  $100.00    $145.80   $147.33  $167.94   $183.97   $272.52
Peer Group             $100.00    $130.68   $125.57  $199.17   $243.94   $420.45
S&P 500                $100.00    $110.08   $111.54  $153.45   $188.69   $251.64

NOTES: Assumes $100 invested on 12/31/92 in Benchmark Electronics, Inc. stock, in the S&P 500, and in the Industry Peer Index. Reflects month-end dividend reinvestment, and annual reweighting of the Industry Peer Index portfolio.

                              CERTAIN TRANSACTIONS

   The Company and Mason & Hanger entered into a Registration Rights Agreement on March 30, 1992, pursuant to which Mason & Hanger has, subject to certain limitations, the right to require the Company one time, after June 1, 1995, but before June 1, 2005, to register Mason & Hanger's shares of Common Stock under the Securities Act of 1933, as amended, and the right to include its shares of Common Stock in other registrations initiated by the Company until such time as Mason & Hanger holds less than 5% of the outstanding shares of Common Stock. Mason & Hanger will bear all expenses of any registration that includes its shares of Common Stock exclusively. With respect to registrations in which shares of Common Stock are to be sold for the Company's account, the Company will bear all expenses except those expenses incurred solely as a result of Mason & Hanger's participation, which will be paid by Mason & Hanger. Pursuant to the Registration Rights Agreement, Mason & Hanger has agreed to certain restrictions with respect to its shares of Common Stock or any other securities of the Company held by Mason & Hanger entitled generally to vote in the election of directors of the Company ("Voting Securities"). Mason & Hanger is required to be present or represented by proxy at all meetings of the Company's shareholders and is generally prohibited from depositing any Voting Securities in any voting trust or subjecting them to a voting agreement or other similar arrangement, acquiring any additional Voting Securities, joining any partnership or other group for the purpose of holding or disposing of Voting Securities within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or taking any action by a written consent in lieu of a meeting.

   The Agreement and Plan of Merger dated March 27, 1996 relating to the acquisition of EMD (the "Merger Agreement") contains certain restrictions on the ability of David H. Arnold and Daniel M. Rukavina, the "Founding Shareholders" of EMD, to vote and transfer shares of Common Stock received by them in the Acquisition for a period of three years after the closing date of the Acquisition (the "Closing Date"). Until the first anniversary of the Closing Date, the Founding Shareholders may not transfer any shares of Common Stock except by will or the laws of descent and distribution or otherwise by operation of law. During the second and third years after the Closing Date, the Founding Shareholders may make certain transfers that are expressly permitted by the Merger Agreement, but may not make any other transfers unless they have complied with procedures set forth in the Merger Agreement providing for a right of first refusal for the Company with respect to the shares of Common Stock to be transferred by the Founding Shareholders.

   Until the third anniversary of the Closing Date, the Merger Agreement requires the Founding Shareholders to be present, in person or by proxy, at all meetings of shareholders of the Company and to vote all shares of Common Stock held by them, however acquired, in the manner recommended to shareholders by the Company's Board of Directors, except that the Founding Shareholders may vote their shares in their sole discretion with respect to any proposal involving a merger, consolidation, statutory share exchange, reorganization, reclassification or other extraordinary corporate transaction that has been approved by the Company's Board of Directors. Additionally, until the third anniversary of the Closing Date, the Founding Shareholders are prohibited from
(i) soliciting proxies in opposition to the recommendation of the Company's Board of Directors, (ii) depositing any shares of Common Stock in a voting trust or subjecting them to a voting agreement, (iii) acquiring or offering to acquire any shares of Common Stock except from other persons receiving such shares in the Acquisition or as a result of a stock split or dividend or similar transaction, (iv) joining any group for the purpose of acquiring, holding or disposing of Common Stock within the meaning of Section 13(d) of the Exchange Act, (v) initiating, proposing or soliciting shareholders for a shareholder proposal or tender or exchange offer for Common Stock or any change of control of the Company or for the purpose of convening a shareholders' meeting, (vi) acquiring more than 5% of any class of equity security of any entity that has publicly disclosed that it owns or intends to become the owner of, or that the Founding Shareholder otherwise knows owns or intends to become the owner of, 5% of the outstanding shares of Common Stock, and (vi) taking any action by written consent in lieu of a meeting.

   In connection with the consummation of the acquisition of EMD on July 30, 1996, the Company entered into three leases with the co-founders of EMD, Messrs. Arnold and Rukavina, and their respective spouses. The leases cover the real estate and buildings where EMD's operations were conducted and where the Company has continued to operate after the closing and an adjacent parking area. The lease covering the EMD Central building is for a term of 10 years commencing September 1, 1996 at a net rent of $17,150 per month. The lease covering the EMD East building and the adjacent parking lot is for a term of 10 years commencing July 30, 1996 at a net rent of $50,932 per month. The lease covering the parking area for the EMD West building is for a term of 10 years commencing July 30, 1996 at a net rent of $1,150 per month. All of such leases (i) are subject to purchase options in favor of the Company exercisable during the first three years of the lease term and (ii) may be renewed at the option of the Company at fair market rental rates. The Company negotiated the terms of the leases, including purchase options, on an arms-length basis, and obtained appraisals of the real estate and rental values to help establish such terms. The Company believes the terms of such leases are no less favorable to the Company than could have been obtained from unaffiliated third parties.

   Subsequent to closing the acquisition of EMD, the Company has purchased production tooling from DCM Tech, Inc. ("DCM"), a privately held manufacturer of machine tools controlled by Mr. Arnold. Such purchases aggregated $463,717 during the year ended December 31, 1997. The Company may continue to purchase production tooling during the current fiscal year. These purchases were 8.8% of DCM's gross revenues for 1997.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of Common Stock as of April 8, 1998, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each director and nominee for director of the Company, each executive officer of the Company and all directors and executive officers of the Company as a group.

                                                                         SHARES OF                    PERCENTAGE OF
                                                                        COMMON STOCK                   OUTSTANDING
                                                                      BENEFICIALLY OWNED                SHARES OF
BENEFICIAL OWNERS                                                        OWNED(1)                      COMMON STOCK
-----------------                                                     ------------------             -----------------
John C. Custer..............................................               41,960(2)                               (3)
  2355 Harrodsburg Road
  Lexington, Kentucky 40504

Donald E. Nigbor............................................              297,632(4)                            2.6%
  3000 Technology Drive
  Angleton, Texas  77515

Steven A. Barton............................................               48,770(5)                               (3)
  3000 Technology Drive
  Angleton, Texas  77515

Cary T. Fu..................................................              318,010(4)                            2.7%
  3000 Technology Drive
  Angleton, Texas  77515

Peter G. Dorflinger.........................................               44,000(6)                               (3)
  4000 Technology Drive
  Angleton, Texas 77515

Gerald W. Bodzy.............................................               41,200(7)                               (3)
  333 Clay Street, Suite 3030
  Houston, Texas 77002

David H. Arnold.............................................              486,364(8)                            4.2%
  1853 Edgewood Road
  Winona, Minnesota  55987

Directors and executive officers as a group (7 persons).....            1,277,936(9)                           11.0%

Mason & Hanger Corporation..................................            1,100,656(10)                           9.5%
  2355 Harrodsburg Road
  Lexington, Kentucky 40504

-----------------------------

(1) Unless otherwise noted, each person identified possesses sole voting and dispositive power with respect to the shares of Common Stock listed, subject to community property laws.

(2) Mr. Custer does not own of record any shares of Common Stock. Includes 34,560 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable and 7,400 shares owned of record by Mr. Custer's wife.

(3)     Less than 1%.

(4) Includes 136,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(5) Includes 46,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(6) Includes 42,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(7) Includes (i) 3,200 shares of Common Stock held by Mr. Bodzy as custodian for his children under the Uniform Gifts to Minors Act, as to which shares of Common Stock Mr. Bodzy expressly disclaims beneficial ownership, and (ii) 24,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(8) Includes 11,288 shares of Common Stock held of record by Mr. Arnold's wife, 2,726 shares held for Mr. Arnold's benefit in the Company's 401(k) Employee Savings Plan and 12,000 shares that may be acquired upon the exercise of options that are currently exercisable.

(9) Includes 430,560 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(10) Mason & Hanger Corporation is a wholly-owned subsidiary of The Mason Company ("TMC"), a private holding company.

(11)    Sole dispositive power only.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations provided to the Company by such persons, for the fiscal year beginning January 1, 1997 and ending December 31, 1997 all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with except that Mr. Arnold filed a late report with respect to one transaction.

                               EXECUTIVE OFFICERS

   The executive officers of the Company are Donald E. Nigbor, Steven A. Barton and Cary T. Fu. See "Election of Directors -- Nominees for Election" for certain information with respect to the age, positions and length of service with the Company, and business experience of each executive officer.

        APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1990 STOCK OPTION PLAN
                TO INCREASE THE NUMBER OF SHARES SUBJECT THERETO

BACKGROUND

   In 1990, the Company adopted, and the shareholders approved, the Benchmark Electronics, Inc. Stock Option Plan (the "1990 Plan") for the benefit of its employees, including executive officers. The 1990 Plan is administered by the Compensation Committee of the Board of Directors. As a result of an amendment to the 1990 Plan approved by the shareholders in 1996 and the 1997 stock split, the 1990 Plan currently authorizes the Company, upon recommendation of the Compensation Committee, to grant options to purchase a total of 2,200,000 shares of Common Stock to selected employees of the Company. The 1990 Plan provides for the discretionary granting of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified stock options that do not comply with Section 422. As of March 27, 1998, options to purchase a total of 2,137,000 shares of Common Stock had been granted under the 1990 Plan and options to purchase a total of 289,400 shares of Common Stock had been cancelled. Consequently, 352,400 shares of Common Stock remained available under the 1990 Plan. The purchase price of each share of Common Stock subject to an option may not be less than the par value of the Common Stock, and in the case of an incentive stock option may not be less than the fair market value of the Common Stock on the date on which the option is granted. The Compensation Committee may provide that the options will vest immediately or in increments over a period of time. No option may be transferred by a participant other than upon death. Upon the termination of employment, death or disability of a participant, any unvested options will expire, but the vested options may be exercised during the next succeeding three months. Upon receiving approval from the Compensation Committee, a participant may relinquish all or a portion of his option for an amount equal to the difference between the fair market value of the Common Stock covered by the option being relinquished on the day of relinquishment and the total exercise price for such shares. The 1990 Plan will terminate ten years after its adoption; however, any option outstanding upon termination of the 1990 Plan will remain in effect until exercised or terminated pursuant to the agreement under which it was granted.

PURPOSES OF THE 1990 PLAN

   The 1990 Plan is intended to encourage ownership of Common Stock by eligible employees, to provide increase incentive for such employees to render services and to exert maximum effort for the business success of the Company and to strengthen identification of such employees with the shareholders.

ELIGIBILITY

   All employees of the Company or its affiliates at the time an option is granted are eligible to participate in the 1990 Plan.

TERM OF OPTION

Each option granted terminates with respect to any portion not previously exercised by the optionee upon the expiration of ten years from the date of grant of the option or such earlier date as may be set forth in the stock option agreement signed by such optionee with respect to such optionee's options.

AMENDMENT AND TERMINATION

   The Board of Directors may amend or terminate the 1990 Plan at any time, provided that no amendment may impair the rights of any optionee under the 1990 Plan without his consent and provided further that no amendment or alteration may be made which, without the approval of the shareholders, would (a) increase the total number of shares reserved for issuance under the 1990 Plan (except for antidilutive adjustments), (b) extend the duration of options, (c) materially increase the benefits accruing to optionees under the 1990 Plan, (d) decrease the option price (except for antidilutive adjustments), (e) change the class of persons eligible to participate in the 1990 Plan, (f) extend the expiration date of the 1990 Plan, or (g) withdraw the administration of the 1990 Plan from the Compensation Committee.

PROPOSED AMENDMENT

   On March 30, 1998, the Board of Directors adopted an amendment to the 1990 Plan to increase the total number of shares of Common Stock that may be awarded under the 1990 Plan by 1,000,000 from 2,200,000 to 3,200,000. The amendment will become effective only upon the approval of the shareholders of the Company. The total number of shares that can currently be issued pursuant to options awarded under the 1990 Plan is 2,200,000, and options with respect to only 352,400 of such shares remained available under the 1990 Plan as of March 27, 1998. The Board of Directors believes that the 1990 Plan is accomplishing its purposes and adopted this proposed amendment to the 1990 Plan in order that option awards may continue to be made as the Compensation Committee may determine.

   An important consideration to the Board of Directors in proposing the amendment to the 1990 Plan was the Company's acquisition of Lockheed Commercial Electronics Company ("LCEC"), a company headquartered in Hudson, New Hampshire. LCEC is one of New England's largest electronics manufacturing services companies, providing a broad range of services including printed circuit board assembly and test, system assembly and test, prototyping, depot repair, materials procurement, and engineering support services. The expansion of the Company's business as a result of the acquisition will be accompanied by an increase in the number of employees eligible for options under the 1990 Plan. The Board of Directors believes it will be important for the Company to have the flexibility to provide incentive-based compensation packages to key members of the management of LCEC. The proposed amendment to the 1990 Plan will increase the Company's flexibility in structuring its compensation packages for key employees of LCEC, while allowing the Company to continue historical practices in this area.

   Approval of this proposal requires the favorable vote of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or represented by proxy, at the Meeting.

INTEREST OF CERTAIN PERSONS

   In the past Donald E. Nigbor, Cary T. Fu and Steven A. Barton, all of whom are directors and executive officers of the Company, have been awarded options to purchase an aggregate of 718,000 share of Common Stock under the 1990 Plan. Such persons may benefit from approval of the amendment to increase the number of shares of Common Stock subject to the 1990 Plan if the Compensation Committee determines to award additional options under the 1990 Plan to such persons.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1990 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE PLAN BY 1,000,000.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed KPMG Peat Marwick LLP as the independent auditors of the Company for the year ending December 31, 1998. The shareholders will be asked to ratify the appointment of KPMG Peat Marwick LLP at the Meeting. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or represented by proxy, at the Meeting. Representatives of KPMG Peat Marwick LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                            EXPENSES OF SOLICITATION

   The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.

                   DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

   For shareholder proposals to be included in the Company's proxy statement and proxy relating to the Company's 1999 annual meeting of shareholders, such proposals must be received by the Company at its principal executive offices not later than December 21, 1998.

                                  OTHER MATTERS

   The Board of Directors does not intend to bring any other matter before the Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

   You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                      By order of the Board of Directors,


                                      Lenora A. Gurton
                                      Secretary

PROXY                      BENCHMARK ELECTRONICS, INC.                     PROXY

    1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 19, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The 1998 Annual Meeting of Shareholders of Benchmark Electronics, Inc. ("Company") will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on Tuesday, May 19, 1998, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice and Proxy Statement dated April 20, 1998, accompanying this proxy.

    The undersigned hereby appoints Donald E. Nigbor, Steven A. Barton, and Cary
T. Fu, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $0.10 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 1998 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before such meeting or any adjournment thereof.

    This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals unless otherwise indicated.

    1. ELECTION OF DIRECTORS to serve until the 1999 annual meeting of shareholders and until their successors are duly elected and qualified:

  [ ]  FOR all nominees listed below             [ ] WITHHOLD AUTHORITY for all
      (except as otherwise indicated below)          nominees listed below

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE NOMINEES LISTED BELOW, DRAW A LINE THROUGH SUCH NOMINEE'S NAME.

    NOMINEES: JOHN C. CUSTER, DONALD E. NIGBOR, STEVEN A. BARTON, CARY T. FU, PETER G. DORFLINGER, GERALD W. BODZY, AND DAVID H. ARNOLD.

    2. APPROVAL OF THE AMENDMENT OF THE COMPANY'S 1990 STOCK OPTION PLAN to increase the number of shares of Common Stock of the Company subject thereto by 1,000,000 shares.

             [ ] FOR            [ ]  AGAINST            [ ]  ABSTAIN

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

                          (CONTINUED FROM OTHER SIDE.)

    3. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent auditors of the Company for the year ending December 31, 1998.

             [ ] FOR            [ ]  AGAINST            [ ]  ABSTAIN

    This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 1999 annual meeting of shareholders and until their successors are duly elected and qualified, FOR approval of the amendment of the Company's 1990 Stock Option Plan to increase the number of shares of Common Stock of the Company subject thereto by 1,000,000,and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the year ending December 31, 1998.

    Please sign your name exactly as it appears below. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forthyour full title as such.

                                        ________________________________________
                                        Signature(s) of Shareholder(s)

                                        Date:  __,1998